As filed with the United States Securities and Exchange Commission on May 7, 2026

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

INSPIRE MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	26-1377674
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5500 Wayzata Blvd., Suite 1600
Golden Valley, MN 55416
(Address of Principal Executive Offices) (Zip Code)

INSPIRE MEDICAL SYSTEMS, INC. AMENDED AND RESTATED 2018 INCENTIVE AWARD PLAN
(Full Title of the Plan)

Timothy P. Herbert
President and Chief Executive Officer
5500 Wayzata Blvd., Suite 1600
Golden Valley, MN 55416
(Name and Address of Agent for Service)

(844) 672-4357
(Telephone Number, including Area Code, of Agent for Service)

Copies to:
B. Shayne Kennedy
Nathan Ajiashvili
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626
(714) 540-1235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 2,600,000 shares of the Registrant’s common stock, par value $0.001 per share, to be issued pursuant to the Inspire Medical Systems, Inc. Amended and Restated 2018 Incentive Award Plan (the “A&R Plan”). On April 30, 2026, the Registrant’s stockholders approved the amendment and restatement of the Inspire Medical Systems, Inc. 2018 Incentive Award Plan (the “2018 Plan”) to, among other things, authorize the issuance of 9,903,857 shares of the Registrant’s common stock for awards under the A&R Plan, which includes 7,303,857 shares previously authorized for issuance under the 2018 Plan plus an increase of 2,600,000 shares, and extend the term of the 2018 Plan to March 6, 2036.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-224731), including any amendments thereto, filed with the Securities and Exchange Commission, relating to the A&R Plan (as an amendment and restatement of the 2018 Plan), are incorporated by reference herein.

Item 8. Exhibits.
The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description of Exhibit
4.1
Seventh Amended and Restated Certificate of Incorporation of Inspire Medical Systems, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38468) filed on May 7, 2018)

4.2
Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of Inspire Medical Systems, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38468) filed on May 4, 2026)

4.3
Amended and Restated Bylaws of Inspire Medical Systems, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38468) filed on February 11, 2026)

4.4	Form of Certificate of Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-224176) filed on April 23, 2018)

10.1
Inspire Medical Systems, Inc. Amended and Restated 2018 Incentive Award Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38468) filed on May 5, 2026)

5.1*	Opinion of Latham & Watkins LLP, counsel to the Registrant

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm for Inspire Medical Systems, Inc.

23.3*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of the Registration Statement)

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota, on this 7th day of May, 2026.

INSPIRE MEDICAL SYSTEMS, INC.

By:	/s/ Timothy P. Herbert
Timothy P. Herbert
Chief Executive Officer and President

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Timothy P. Herbert and Matthew J. Osberg, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy P. Herbert	Chief Executive Officer (principal executive officer), President and Chair of the Board of Directors	May 7, 2026
Timothy P. Herbert

/s/ Matthew J. Osberg	Chief Financial Officer (principal financial and accounting officer)	May 7, 2026
Matthew J. Osberg

/s/ Shelley G. Broader		May 7, 2026
Shelley G. Broader	Director

/s/ Cynthia B. Burks		May 7, 2026
Cynthia B. Burks	Director

/s/ Myriam J. Curet, M.D.		May 7, 2026
Myriam J. Curet, M.D.	Director

/s/ Gary L. Ellis		May 7, 2026
Gary L. Ellis	Director

/s/ Georgia Melenikiotou		May 7, 2026
Georgia Melenikiotou	Director

/s/ Dana G. Mead, Jr.		May 7, 2026
Dana G. Mead, Jr.	Director

/s/ Shawn T McCormick		May 7, 2026

Shawn T McCormick	Director

/s/ Casey Tansey		May 7, 2026
Casey Tansey	Director